Exhibit 10.61

AMENDMENT No. 1

MOBILE SEARCH SERVICES AGREEMENT

This Amendment No. 1 (“Amendment No. 1”) is made effective as of November 1, 2010 (the “Amendment No. 1 Effective Date”), and is attached to and forms a part of the Google Services Agreement by and between Google Inc. (“Google”) and Kayak Software Corp. (“Company”), made effective as of November 1, 2010 (the “Agreement”). Unless otherwise defined in this Amendment No. 1, capitalized terms shall have the meaning set forth in the Agreement.

This Amendment No. 1 is entered into by and between Company and Google for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Agreement in certain respects. To the extent that any provision of this Amendment No. 1 conflicts with any provision of the Agreement, the applicable provision of the Agreement is superseded by this Amendment No. 1, and the provision of this Amendment No. 1 shall govern. Except as amended by this Amendment No. 1, the Agreement shall continue in full force and effect.

NOW, THEREFORE, the Parties hereby agree as follows:

1. General. (a) The AFS Services may be implemented on the Android OS version of the “Kayak Mobile Application” (“KMA”) as if, under the Agreement, the KMA were a Site (and the KMA shall be considered a “Site”, as such term is defined in the Agreement, for the purposes of the Agreement and this Amendment). (b) Such implementation shall adhere to the terms of the Agreement except as noted herein. (c) Google shall consider the KMA an “Approved Client Application” (for the purpose of accessing the AFS Services). (d) Company shall ensure the KMA adheres to the Google Software Principles (available at http://www.google.com/corporate/software_principles.html or such other URL as may be provided from time to time).

2. Payments. For clarity, for the trial of the AFS Services on the KMA covered by this Amendment No. 1, the payment provisions of the Agreement shall apply to the KMA (and the KMA shall be considered a “North America Site” for the purposes of relevant calculations).

3. KMA Results Page. Regarding the KMA, Company shall only request 1 AFS Ad per Request, and Company shall display 1 single AFS Ad on each Results Page, as set forth in the mockups contained in Exhibit A. Otherwise, Section 4 of the Agreement shall apply to the KMA and its Results Page.

4. Google Program Guidelines. Implementation of the AFS Services on the KMA shall adhere at all times to the Google Program Guidelines (“GPG”) as may be provided to Company from time to time, and as such GPG may be modified by Google upon notice to Company from time to time.

5. Click Tracking. Click Tracking (as described in Section 5 of the Agreement) will not be permitted with regard to the KMA.

6. Indemnification for KMA. Section 13.1 of the Agreement shall be amended so that it reads: “By Company. Company will indemnify, defend, and hold harmless Google from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim: (a) arising from any Company Content, Sites, the KMA or Company Brand Features; (b) arising from Company’s breach of this Agreement; or (c) arising from Click Tracking.”

7. Implementation and End of Services. (a) Neither party has an obligation to implement the AFS Services on the KMA. (b) The AFS Services may only be implemented on the KMA upon the mutual written agreement of the parties (email sufficient). (c) If Company sends a Request from the KMA to Google and Google provides an Ad Set, Company shall display the Ad Set per the Agreement and this Amendment. (d) Company may, at any time, without notice to Google, cease sending Requests from the KMA. (e) Google may, at any time, without notice to Company, cease providing Ad Sets to the KMA.

8. Location Consent & Disclosure. If Company collects or discloses location-based information through an Approved Client Application, Company will obtain legally valid consent from End Users and provide appropriate disclosures in Company’s privacy policy.

9. Termination. Either party may terminate this Amendment at any time upon notice.

IN WITNESS WHEREOF, Company and Google have caused this Amendment No. 1 to be signed and delivered by their duly authorized representatives, all as of the Amendment No. 1 Effective Date. This Amendment No. 1 may be executed in counterparts, including facsimile counterparts.

KAYAK SOFTWARE CORPORATION		GOOGLE INC.

By:	/s/ Nikesh Arora	By:	/s/ Keith Melnick

Name:	Nikesh Arora	Name:	Keith Melnick

Title:	President, Global Sales and Business Development	Title:	Chief Commercial Officer

Date:	2010/12/2	Date:	Nov. 30, 2010

EXHIBIT A

1.	Mockup of Results Page/ placement of Ad